Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FINAL RESULTS OF RIGHTS OFFERING FOR COMMON STOCK

NEW YORK, February 27, 2023 – American Strategic Investment Co. (NYSE: NYC) (“NYC” or the “Company”) announced today the final results of its non-transferable rights offering (the “Rights Offering), which entitled holders of rights to purchase 0.20130805 of a share of the Company’s Class A common stock, par value $0.01 per share, (the “Common Stock”) for every right held at a subscription price of $12.95 per whole share. The Rights Offering expired on February 22, 2023 at 5:00 p.m., Eastern Time.

The Company received net subscription requests (including over-subscription requests) for 386,100 shares of Common Stock. Accordingly, the Company raised aggregate gross proceeds of approximately $5.0 million in the Rights Offering. The Company issued the 386,100 shares of Common Stock subscribed for in the Rights Offering on February 27, 2023.

“We are extremely pleased with the results of the recently completed rights offering,” said Michael Weil, CEO of ASIC. “This is a clear indication of the confidence in our portfolio and our expanded strategy. We believe the participants see the long-term value of our common stock and the successful transaction marks a crucial milestone for American Strategic Investment Co. as we continue to diversify our portfolio and pursue new opportunities to generate revenue for our shareholders.”

The Company intends to use the net proceeds from the sale of shares of its Common Stock in the Rights Offering in a variety of ways including for general corporate purposes or to purchase additional properties, businesses and other assets that may generate non-real estate investment trust qualifying income.

B. Riley Securities acted as the dealer manager in connection with the Rights Offering.

About the Company

American Strategic Investment Co. owns a portfolio of high-quality commercial real estate. Additional information about NYC can be found on its website at AmericanStrategicInvestment.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment, (d) the fact that the Company had to restate or revise certain of its historical financial statements and has identified a material weakness in its internal controls over financial reporting and (e) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q, Amendments to Quarterly Reports on Form 10-Q/A and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

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